QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT

    I, Barry Gorsun, certify that:

  1.
  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of MRV Communications, Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2012	/s/ BARRY GORSUN Barry Gorsun Chief Executive Officer (Principal Executive Officer)

QuickLinks

  Exhibit 31.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT